UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 15, 2019 (March 14, 2019)

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 14, 2019, the Board of Directors (the “Board”) of Histogenics Corporation (the “Company”), as part of its continuing strategic alternative review process, approved a further restructuring plan involving, among other cost-saving and cash conservation measures, reductions in headcount as part of a plan to reduce operating costs. The positions eliminated together represent all but one of the Company’s employees, including the Company’s Chief Executive Officer, Adam Gridley, and Chief Operating Officer, Stephen Kennedy. The Company’s continuing evaluation of strategic alternatives is expected to be handled by Messrs. Gridley and Kennedy in consulting capacities, along with up to four additional employees who the Company intends to engage as consultants upon their separation from service with the Company as part of the reduction in force. Mr. Gridley will retain his statutory titles of president, treasurer and secretary of the Company while he continues to provide consulting services to the Company, and will remain a director of the Company. Mr. Gridley will not be eligible to receive compensation under the Company’s non-employee director compensation program.

The Company expects to substantially complete the further restructuring efforts and record a one-time charge for severance and related expenses of approximately $2.2 million by the end of the first quarter of 2019. The charges that the Company expects to incur in connection with the workforce reduction are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers

As part of the restructuring plan and reduction in force described in Item 2.05 in this Current Report on Form 8-K, Adam Gridley, the Company’s Chief Executive Officer, and Stephen Kennedy, the Company’s Chief Operating Officer, will be separated from service with the Company. Messrs. Gridley and Kennedy’s employment with the Company will terminate effective March 22, 2019. Mr. Gridley will remain as a director of the Company and the Company’s president, treasurer and secretary.

(e) Compensatory Arrangements of Certain Officers

Gridley Separation

The Company and Mr. Gridley intend to enter into a Separation Agreement (the “Gridley Separation Agreement”) in connection with the termination of Mr. Gridley’s employment as the Company’s Chief Executive Officer, which will be effective March 22, 2019.

Pursuant to the Gridley Separation Agreement, Mr. Gridley will receive the following severance benefits: (i) a one-time lump sum cash payment of $478,065 (equal to his monthly base salary for 12 months, as specified in his employment agreement); and (ii) payment of his monthly COBRA premiums until the earliest of (a) the close of 12 months from the date of the Gridley Separation Agreement, (b) the expiration of his continuation coverage under COBRA and (c) the date when Mr. Gridley is offered substantially equivalent health insurance coverage in connection with new employment or self-employment. The Company will also pay Mr. Gridley an aggregate of $191,200 pursuant to the Amended and Restated Executive Officer Retention Bonus Plan implemented in January 2019, the terms of which are described in the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2019. In connection with the execution of the Gridley Separation Agreement, the Company and Mr. Gridley also intend to enter into a consulting agreement pursuant to which Mr. Gridley will provide consulting services to the Company through at least June 30, 2019 for an hourly fee of $250.

Kennedy Separation

The Company and Mr. Kennedy intend to enter into a Separation Agreement (the “Kennedy Separation Agreement”) in connection with the termination of Mr. Kennedy’s employment as the Company’s Chief Operating Officer, which will be effective March 22, 2019.

Pursuant to the Kennedy Separation Agreement, Mr. Kennedy will receive the following severance benefits: (i) a one-time lump sum cash payment $293,906 (equal to his monthly base salary for nine months, as specified in his employment agreement); and (ii) payment of his monthly COBRA premiums until the earliest of (a) the close of nine months from the date of the Kennedy Separation Agreement, (b) the expiration of his continuation coverage under COBRA and (c) the date when Mr. Kennedy is offered substantially equivalent health insurance coverage in connection with new employment or self-employment. The Company will also pay Mr. Kennedy an aggregate of $156,750 pursuant to the Amended and Restated Executive Officer Retention Bonus Plan implemented in January 2019, the terms of which are described in the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2019. In connection with the execution of the Kennedy Separation Agreement, the Company and Mr. Kennedy also intend to enter into a consulting agreement pursuant to which Mr. Kennedy will provide consulting services to the Company through at least June 30, 2019 for an hourly fee of $220.

The foregoing descriptions of the terms and conditions of the Gridley Separation Letter and Kennedy Separation Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Gridley Separation Letter and Kennedy Separation Letter, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2019.

Forward-Looking Statements

Various statements in this Current Report on Form 8-K are “forward-looking statements” under the securities laws. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.

Important factors that could cause actual results to differ materially from those reflected in the Company’s forward-looking statements include, among others: statements regarding the future business operations of the Company; completing a restructuring plan and the associated costs and charges related thereto; the prospect for the completion of a sale of the Company or of any or all of the Company’s assets; the possibility of a liquidating distribution to Company stockholders in the event of a complete liquidation and dissolution of the Company; the ability of the Company to pay its creditors and successfully complete an orderly wind up of its operations; the ability to liquidate the Company’s assets outside of a court-supervised proceeding; the ability of the Company to restructure or liquidate, whether in or out of a court-supervised or bankruptcy proceeding; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which are on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be set forth in those sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, to be filed with the SEC in the first quarter of 2019. In addition to the risks described above and in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect the Company’s results.

There can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The Company cautions investors not to rely too heavily on the forward-looking statements the Company makes or that are made on its behalf. The information in this Current Report on Form 8-K is provided only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2019	HISTOGENICS CORPORATION

	By:	/s/ Adam Gridley
Adam Gridley
President